UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2010
DEX ONE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number,
including area code:
(919) 297-1600
Former name or former address, if changed since last report:
R.H. Donnelley Corporation
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03. Material Modifications to Rights of Security Holders
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-4.1
EX-4.3
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9

Item 1.01	Entry into a Material Definitive Agreement.
General
               As previously disclosed, on May 28, 2009 (the “Petition Date”), R.H. Donnelley Corporation (“RHDC”), and all of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Petitions”) for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) commencing their Chapter 11 bankruptcy cases (the “Chapter 11 Cases”). The Chapter 11 Cases were jointly administered under the caption In re: R.H. Donnelley Corporation et al, Case No. 09-11833 (KG) (Bankr. D. Del. 2009).
               On July 27, 2009, the Debtors filed their Joint Plan of Reorganization of R.H. Donnelley Corporation and Its Subsidiaries (as the same has been supplemented, modified or amended, the “Plan”) with the Bankruptcy Court. The Debtors filed a revised version of the Plan on October 21, 2009. On January 12, 2010, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law and Order Confirming the Plan (the “Confirmation Order”), which approved and confirmed the Plan. A summary of certain material features of the Plan is contained in RHDC’s Current Report on Form 8-K dated January 12, 2010 (the “January 2010 8-K”) and filed with the Securities and Exchange Commission (the “SEC”) on January 15, 2010. The Plan and Confirmation Order were filed as Exhibits 2.1 and 99.1, respectively, to the January 2010 8-K.
               Pursuant to the Plan, on the Effective Date, but after the Plan became effective and prior to the distribution of securities under the Plan, RHDC filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) which, among other things, changed RHDC’s corporate name to “Dex One Corporation.” As used herein, “RHDC” means R.H. Donnelley Corporation as a Debtor in the Chapter 11 Cases or prior to its name change to Dex One Corporation, and references to the “Company” or “Dex One” mean Dex One Corporation following the filing of the Certificate of Incorporation with the Secretary of State of Delaware. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan.
               On January 29, 2010 (the “Effective Date”), the Debtors consummated their reorganization through a series of transactions contemplated by the Plan and the Plan became effective. In accordance with the Plan, the Debtors entered into the following material agreements:
Amended and Restated Credit Agreements
R.H. Donnelley Inc.
               On the Effective Date, R.H. Donnelley Inc. (“RHDI”) amended and restated its existing credit facility (the “Prepetition RHDI Credit Facility”) by entering into an amended and restated credit agreement (the “RHDI Amended and Restated Credit Agreement”) with the lenders parties to the Prepetition RHDI Credit Facility and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, and related loan and security documentation (together with the RHDI Amended and Restated Credit Agreement, the “RHDI Amended and Restated Credit Facility”). The RHDI Amended and Restated Credit Facility converts all Tranche D-1 Term Loans, all Tranche D-2 Term Loans, all Revolving Loans and the net termination payments outstanding under swap agreements entered into by RHDI and certain lenders (or their affiliates) under the Prepetition RHDI Credit Facility into a new tranche of term loans and provides for an initial prepayment of such loans. As of the Effective Date, the aggregate outstanding principal balance of the term loans under the RHDI Amended and Restated Credit Facility totaled $1,224,885,312.25. The maturity date of the Amended and Restated RHDI Credit Facility is October 24, 2014.
               The RHDI Amended and Restated Credit Agreement provides that the loans under the RHDI Amended and Restated Credit Facility bear interest, at RHDI’s option depending on the type of borrowing selected, at either:
•	The highest (subject to a floor of 4.00%) of (i) the prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) one month LIBOR plus 1.00% in each case, plus an interest rate margin for base rate loans. The interest rate margin for base rate loans is initially 5.25% per annum, and such interest rate margin adjusts pursuant to a pricing grid that provides for a margin equal to 5.25% per annum if RHDI’s consolidated leverage ratio is greater than or equal to 4.25 to 1.00, and equal to 5.00% per annum if RHDI’s consolidated leverage ratio is less than 4.25 to 1.00; or

•	The higher of (i) LIBOR rate and (ii) 3.00%, in each case, plus an interest rate margin for LIBOR loans. The interest rate margin for LIBOR loans is initially 6.25% per annum, and such interest rate margin adjusts pursuant to a pricing grid that provides for a margin equal to 6.25% per annum if RHDI’s consolidated leverage ratio is greater than or equal to 4.25 to 1.00, and equal to 6.00% per annum if RHDI’s consolidated leverage ratio is less than 4.25 to 1.00. RHDI may elect interest periods of 1, 2, 3 or 6 months for LIBOR borrowings.
               The RHDI Amended and Restated Credit Agreement contains provisions for quarterly amortization of the principal amount of the loans. The RHDI Amended and Restated Credit Agreement also contains provisions for prepayment from net proceeds of asset dispositions, equity issuances and debt issuances by RHDI, subject to certain exceptions, from a ratable portion of the net proceeds received by the Company from asset dispositions by the Company, subject to certain exceptions, and from a portion of excess cash flow.
               The RHDI Amended and Restated Credit Agreement includes an uncommitted revolving credit facility available for borrowings up to $40.0 million. The availability of such uncommitted revolving credit facility is subject to certain conditions including the prepayment of the term loans under the RHDI Amended and Restated Credit Facility in an amount equal to such revolving credit facility.
               The obligations under the RHDI Amended and Restated Credit Facility are guaranteed by the subsidiaries of RHDI and are secured by a lien on substantially all of RHDI’s and its subsidiaries’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property, if any. Pursuant to a shared guaranty and collateral agreement and subject to an intercreditor agreement among the administrative agents under the RHDI Amended and Restated Credit Agreement, the DME Amended and Restated Credit Agreement (as defined below) and the DMW Amended and Restated Credit Agreement (as defined below), the Company and, subject to certain exceptions, certain subsidiaries of the Company (other than Dex Media East, Inc. (as successor by merger to Dex Media East LLC, “DME”) and its subsidiaries and Dex Media West, Inc. (as successor by merger to Dex Media West LLC, “DMW”) and its subsidiaries) guaranty the obligations under the RHDI Amended and Restated Credit Facility and the obligations are secured by a lien on substantially all of such guarantors’ tangible and intangible assets (other than the assets of the Company’s subsidiary, Business.com, Inc.), including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property, if any.
               The RHDI Amended and Restated Credit Agreement contains certain covenants that, subject to exceptions, limit or restrict RHDI’s and its subsidiaries’ incurrence of liens, investments (including acquisitions), sales of assets, indebtedness, payment of dividends, distributions and payments of certain indebtedness, sale and leaseback transactions, swap transactions, affiliate transactions, capital expenditures and mergers, liquidations and consolidations. The RHDI Amended and Restated Credit Agreement and related documents also contain certain covenants that, subject to exceptions, limit or restrict the Company’s incurrence of liens, indebtedness, ownership of assets, sales of assets, payment of dividends or distributions or modifications of the Company’s 12%/14% Senior Subordinated Notes due 2017 (the “Senior Subordinated Notes”). RHDI is also required to maintain compliance with a consolidated leverage ratio covenant and a consolidated interest coverage ratio covenant.
Dex Media East, Inc. (as successor by merger to Dex Media East LLC)
               On the Effective Date, Dex Media East LLC amended and restated its existing credit facility (the “Prepetition DME Credit Facility”) by entering into an amended and restated credit agreement (the “DME Amended and Restated Credit Agreement”) with the lenders parties to the Prepetition DME Credit Facility and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and related loan and security documentation (together with the DME Amended and Restated Credit Agreement, the “DME Amended and Restated Credit Facility”). Pursuant to the Plan, on February 1, 2010, Dex Media East LLC merged with and into DME, and DME became the borrower under the DME Amended and Restated Credit Agreement. The DME Amended and Restated Credit Facility converts all Tranche A Term Loans, all Tranche B Term Loans, all Revolving Loans and the net termination payments outstanding under swap agreements entered into by Dex Media East LLC and certain lenders (or their affiliates) under the Prepetition DME Credit Facility into a new tranche of term loans and provides for an initial prepayment of such loans. As of the Effective Date, the aggregate outstanding principal balance of the term loans under the DME Amended and Restated Credit Facility totaled $956,202,563.99. The maturity date of the Amended and Restated DME Credit Facility is October 24, 2014.
               The DME Amended and Restated Credit Agreement provides that the loans under the DME Amended and Restated Credit Facility bear interest, at DME’s option depending on the type of borrowing selected, at either:
•	The highest of (i) the prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) one month LIBOR plus 1.00% in each case, plus an interest rate margin for base rate loans. The interest rate margin for base rate loans is initially 1.50% per annum, and such interest rate margin adjusts pursuant to a pricing grid that provides for a margin equal to 1.50% per annum if DME’s consolidated leverage ratio is greater than or equal to 2.75 to 1.00, equal to 1.25% per annum if DME’s consolidated leverage ratio is greater than or equal to 2.50 to 1.00 but less than 2.75 to 1.00 and equal to 1.00% per annum if DME’s consolidated leverage ratio is less than 2.50 to 1.00; or

•	The LIBOR rate plus an interest rate margin for LIBOR loans. The interest rate margin for LIBOR loans is initially 2.50% per annum, and such interest rate margin adjusts pursuant to a pricing grid that provides for a margin equal to 2.50% per annum if DME’s consolidated leverage ratio is greater than or equal to 2.75 to 1.00, equal to 2.25% per annum if DME’s consolidated leverage ratio is greater than or equal to 2.50 to 1.00 but less than 2.75 to 1.00 and equal to 2.00% per annum if DME’s consolidated leverage ratio is less than 2.50 to 1.00. DME may elect interest periods of 1, 2, 3 or 6 months for LIBOR borrowings.
               The DME Amended and Restated Credit Agreement contains provisions for quarterly amortization of the principal amount of the loans. The DME Amended and Restated Credit Agreement also contains provisions for prepayment from net proceeds of asset dispositions, equity issuances and debt issuances by DME, subject to certain exceptions, from a ratable portion of the net proceeds received by the Company from asset dispositions by the Company, subject to certain exceptions, and from a portion of excess cash flow.
               The DME Amended and Restated Credit Agreement includes an uncommitted revolving credit facility available for borrowings up to $40.0 million. The availability of such uncommitted revolving credit facility is subject to certain conditions including the prepayment of the term loans under the DME Amended and Restated Credit Facility in an amount equal to such revolving credit facility.
               The obligations under the DME Amended and Restated Credit Facility are guaranteed by the subsidiaries of DME and are secured by a lien on substantially all of DME and its subsidiaries’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property, if any. Pursuant to a shared guaranty and collateral agreement and subject to an intercreditor agreement among the administrative agents under the RHDI Amended and Restated Credit Agreement, the DME Amended and Restated Credit Agreement and the DMW Amended and Restated Credit Agreement, the Company and, subject to certain exceptions, certain subsidiaries of the Company (other than DMW and its subsidiaries and RHDI and its subsidiaries) guaranty the obligations under the DME Amended and Restated Credit Facility and the obligations are secured by a lien on substantially all of such guarantors’ tangible and intangible assets (other than the assets of the Company’s subsidiary, Business.com, Inc.), including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property, if any.
               The DME Amended and Restated Credit Agreement contains certain covenants that, subject to exceptions, limit or restrict DME’s and its subsidiaries’ incurrence of liens, investments (including acquisitions), sales of assets, indebtedness, payment of dividends, distributions and payments of certain indebtedness, sale and leaseback transactions, swap transactions, affiliate transactions, capital expenditures and mergers, liquidations and consolidations. The DME Amended and Restated Credit Agreement and related documents also contain certain covenants that, subject to exceptions, limit or restrict the Company’s incurrence of liens, indebtedness, ownership of assets, sales of assets, payment of dividends or distributions or modifications of the Senior Subordinated Notes. DME is also required to maintain compliance with a consolidated leverage ratio covenant.
Dex Media West, Inc. (as successor by merger to Dex Media West LLC)

               On the Effective Date, Dex Media West LLC (“DMW LLC”) amended and restated its existing credit facility (the “Prepetition DMW Credit Facility”) by entering into an amended and restated credit agreement (the “DMW Amended and Restated Credit Agreement”) with the lenders parties to the Prepetition DMW Credit Facility and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and related loan and security documentation (together with the DMW Amended and Restated Credit Agreement, the “DMW Amended and Restated Credit Facility”). Pursuant to the Plan, on February 1, 2010, DMW LLC merged with and into DMW, and DMW became the borrower under the DMW Amended and Restated Credit Agreement. The DMW Amended and Restated Credit Facility converts all Tranche A Term Loans, all Tranche B Term Loans, all Revolving Loans and the net termination payments outstanding under swap agreements entered into by DMW LLC and certain lenders (or their affiliates) under the Prepetition DMW Credit Facility into a new tranche of term loans and provides for an initial prepayment of such loans. As of the Effective Date, the aggregate outstanding principal balance of the term loans under the DMW Amended and Restated Credit Facility totaled $903,737,179.31. The maturity date of the Amended and Restated DMW Credit Facility is October 24, 2014.
               The DMW Amended and Restated Credit Agreement provides that the loans under the DMW Amended and Restated Credit Facility bear interest, at DMW’s option depending on the type of borrowing selected, at either:
•	The highest (subject to a floor of 4.00%) of (i) the prime rate, (ii) the federal funds effective rate plus 0.50%, and (iii) one month LIBOR plus 1.00% in each case, plus an interest rate margin for base rate loans. The interest rate margin for base rate loans is initially 3.50% per annum, and such interest rate margin adjusts pursuant to a pricing grid that provides for a margin equal to 3.50% per annum if DMW’s consolidated leverage ratio is greater than or equal to 2.75 to 1.00, equal to 3.25% per annum if DMW’s consolidated leverage ratio is greater than or equal to 2.50 to 1.00 but less than 2.75 to 1.00 and equal to 3.00% per annum if DMW’s consolidated leverage ratio is less than 2.50 to 1.00; or

•	The higher of (i) LIBOR rate and (ii) 3.00%, in each case, plus an interest rate margin for LIBOR loans. The interest rate margin for LIBOR loans is initially 4.50% per annum, and such interest rate margin adjusts pursuant to a pricing grid that provides for a margin equal to 4.50% per annum if DMW’s consolidated leverage ratio is greater than or equal to 2.75 to 1.00, equal to 4.25% per annum if DMW’s consolidated leverage ratio is greater than or equal to 2.50 to 1.00 but less than 2.75 to 1.00 and equal to 4.00% per annum if DMW’s consolidated leverage ratio is less than 2.50 to 1.00. DMW may elect interest periods of 1, 2, 3 or 6 months for LIBOR borrowings.
               The DMW Amended and Restated Credit Agreement contains provisions for quarterly amortization of the principal amount of the loans. The DMW Amended and Restated Credit Agreement also contains provisions for prepayment from net proceeds of asset dispositions, equity issuances and debt issuances by DMW, subject to certain exceptions, from a ratable portion of the net proceeds received by the Company from asset dispositions by the Company, subject to certain exceptions, and from a portion of excess cash flow.
               The DMW Amended and Restated Credit Agreement includes an uncommitted revolving credit facility available for borrowings up to $40.0 million. The availability of such uncommitted revolving credit facility is subject to certain conditions including the prepayment of the term loans under the DMW Amended and Restated Credit Facility in an amount equal to such revolving credit facility.
               The obligations under the DMW Amended and Restated Credit Facility are guaranteed by the subsidiaries of DMW and are secured by a lien on substantially all of DMW’s and its subsidiaries’ tangible and intangible assets, including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property, if any. Pursuant to a shared guaranty and collateral agreement and subject to an intercreditor agreement among the administrative agents under the RHDI Amended and Restated Credit Agreement, the DME Amended and Restated Credit Agreement and the DMW Amended and Restated Credit Agreement, the Company and, subject to certain exceptions, certain subsidiaries of the Company (other than DME and its subsidiaries and RHDI and its subsidiaries) guaranty the obligations under the DMW Amended and Restated Credit Facility and the obligations are secured by a lien on substantially all of such guarantors’ tangible and intangible assets (other than the assets of the Company’s subsidiary, Business.com, Inc.), including a pledge of the stock of their respective subsidiaries, as well as a mortgage on certain real property, if any.

               The DMW Amended and Restated Credit Agreement contains certain covenants that, subject to exceptions, limit or restrict DMW and its subsidiaries’ incurrence of liens, investments (including acquisitions), sales of assets, indebtedness, payment of dividends, distributions and payments of certain indebtedness, sale and leaseback transactions, swap transactions, affiliate transactions, capital expenditures and mergers, liquidations and consolidations. The DMW Amended and Restated Credit Agreement and related documents also contain certain covenants that, subject to exceptions, limit or restrict the Company’s incurrence of liens, indebtedness, ownership of assets, sales of assets, payment of dividends or distributions or modifications of the Senior Subordinated Notes. DMW is also required to maintain compliance with a consolidated leverage ratio covenant, a consolidated interest coverage ratio covenant and a consolidated senior secured leverage ratio covenant. The DMW Amended and Restated Credit Agreement includes an option for additional covenant relief under the senior secured leverage covenant through the fourth quarter of 2011, subject to increased amortization of the loans through the first quarter of 2012, an increase in the excess cash flow sweep for 2010 and 2011 and payment of a 25 basis point fee ratably to the lenders under the DMW Amended and Restated Credit Agreement.
               The above summary of each of the Amended and Restated Credit Agreements is qualified in its entirety by reference to the text of the RHDI Amended and Restated Credit Agreement, DMW Amended and Restated Credit Agreement and DME Amended and Restated Credit Agreement, copies of which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
12%/14% Senior Subordinated Notes due 2017
               Pursuant to the Plan, on the Effective Date, RHDC and The Bank of New York Mellon entered into an Indenture (the “Indenture”) in connection with the issuance of $300,000,000 aggregate principal amount of Senior Subordinated Notes to the holders of (i) DMW LLC’s 8.5% senior notes due 2010 and (ii) DMW LLC’s 5.875% senior notes, due 2011. Under the terms of the Indenture, the Senior Subordinated Notes accrue interest at a rate of 12% for cash interest payments and 14% if the Company elects paid-in-kind (“PIK”) interest payments. The Company may elect, prior to the start of each interest payment period, whether to make each interest payment on the Senior Subordinated Notes (i) entirely in cash or (ii) 50% in cash and 50% in PIK interest. The interest rate on the Senior Subordinated Notes may be subject to adjustment in the event the Company incurs certain specified debt with a higher effective yield to maturity than the yield to maturity of the Senior Subordinated Notes. The Senior Subordinated Notes are subordinate to existing and future Senior Debt (as defined in the Indenture), which Senior Debt includes obligations of the Company as a guarantor of each of the RHDI Amended and Restated Credit Agreement, the DME Amended and Restated Credit Agreement and the DMW Amended and Restated Credit Agreement. The Senior Subordinated Notes mature on January 29, 2017.
               The Indenture contains certain covenants that, subject to certain exceptions, among other things, limit or restrict the Company’s (and, in certain cases, the Company’s restricted subsidiaries’) incurrence of indebtedness, making of certain restricted payments, incurrence of liens, entry into transactions with affiliates, conduct of its business and its merger, consolidation or sale of all or substantially all of its property. The Indenture also requires the Company to offer to repurchase the Senior Subordinated Notes at par after certain changes of control involving the Company or the sale of substantially all of the assets of the Company. Holders of the Senior Subordinated Notes also may cause the Company to repurchase the Senior Subordinated Notes at a price of 101% of the principal amount of their Senior Subordinated Notes upon the incurrence by the Company of certain acquisition indebtedness.
               The Company may redeem the Senior Subordinated Notes in whole or in part prior to their maturity date for a premium to the outstanding principal amount, as provided in the Senior Subordinated Notes and the Indenture.
               The above summary of the Indenture is qualified in its entirety by reference to the text of the Indenture, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Registration Rights Agreement
               Pursuant to the Plan, on the Effective Date, RHDC and Franklin Advisers, Inc. and certain of its affiliates entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to register with the SEC certain shares of its Common Stock and/or its Senior Subordinated Notes upon the request of one or more Eligible Holders (as defined in the Registration

Rights Agreement), in accordance with the terms and conditions set forth therein. The Company is also required, pursuant to the Registration Rights Agreement, to file a shelf registration statement covering the resale of Registrable Securities (as defined in the Registration Rights Agreement) within 30 days of the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2009. The Registration Rights Agreement also provides to Eligible Holders certain piggyback registration rights in connection with the registration of other securities by the Company.
               The above summary of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is included as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Equity Incentive Plan
          Pursuant to the Plan, upon the Effective Date, the Dex One Corporation Equity Incentive Plan (the “EIP”), which was ratified by the board of directors of the Company (the “Board”) on January 29, 2010, became effective.
          The purposes of the EIP are (i) to align the interests of the Company’s stockholders and the recipients of awards under the EIP by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, other employees and other service providers and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
          The EIP authorizes the Compensation and Benefits Committee of the Board (the “Committee”) to grant any of a variety of awards to participants, including the following:
•	options to purchase shares of New Common Stock (as defined below) of the Company, including both tax-qualified and non-qualified options;
•	stock appreciation rights (“SARs”), which provide the participant the right to receive the excess of the fair market value of a specified number of shares of Common Stock at the time of exercise over the base price of the SAR, and which may or may not be granted in tandem with options;
•	stock awards, including grants in the form of (i) shares of Common Stock that are subject to a restriction period (“Restricted Stock”), (ii) rights to receive shares of Common Stock contingent upon the expiration of a restriction period (“Restricted Stock Units”) and (iii) shares of Common Stock that are not subject to a restriction period or performance measures; and
•	performance-based awards which provide the participant the right, contingent upon the attainment of specified performance measures within a specified period, to receive shares of Common Stock, or the cash value thereof, if such performance measures are satisfied or met (“Performance Units”).
          The EIP authorizes the Committee to grant awards to officers, employees, independent contractors and nonemployee directors, and persons expected to become officers, employees, independent contractors and nonemployee directors, of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time or as specified in the EIP.
          The EIP will be administered by the Committee. The Committee has the authority to determine eligibility for awards under the EIP and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock or the number of Performance Units subject to such an award, the exercise or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including the form of the agreement evidencing the award. The Committee may not, however, without the prior consent of the stockholders of the Company, amend or replace any previously granted option or stock appreciation right in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange. No award may be granted under the EIP after the tenth anniversary of the Effective Date, but the term of any award may extend beyond that date.

          The aggregate number of shares of Common Stock reserved for issuance pursuant to the EIP is 5,555,556, subject to adjustment as described below. To the extent that shares of Common Stock subject to an outstanding award are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of the award in cash, then such shares of Common Stock will again be available under the EIP. The shares may be issued from authorized but unissued shares of Common Stock or from the Company’s treasury stock. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person is 2,000,000, subject to adjustment as described below, (ii) the maximum number of shares of Common Stock with respect to which stock awards subject to performance measures may be granted during any fiscal year of the Company to any person shall be 1,500,000, subject to adjustment as described below, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $15,000,000.
     Except as provided in the applicable award agreement, in the event of certain change in control events, the Board may, in its discretion:
•	provide that (A) some or all outstanding options and SARs will immediately become exercisable in full or in part, (B) the restriction period applicable to some or all outstanding stock awards will lapse in full or in part, (C) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (D) the performance measures applicable to some or all outstanding awards will be deemed to be satisfied at the target or any other level;

•	require that shares of stock of the corporation resulting from such change in control, or its parent corporation, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award; and/or

•	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive a cash payment in an amount equal to, or shares of stock of the successor corporation having a fair market value equal to, (i) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the fair market value of a share of Common Stock as of the date of the change in control, over the applicable purchase price or base price, (ii) in the case of a stock award, the number of shares of Common Stock then subject to the portion of such award surrendered multiplied by the fair market value of a share of Common Stock as of the date of the change in control, and (iii) in the case of a Performance Unit award, the value of the Performance Units then subject to the portion of such award surrendered.
     The number and class of securities available under the EIP, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the terms of each outstanding stock award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, and the maximum number of shares of Common Stock with respect to which options, SARs, stock awards or awards of Performance Units or a combination thereof may be awarded during any one calendar year to any person will be appropriately adjusted by the Committee in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend.
          The Committee may amend the EIP as it deems advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and the listing rules of the New York Stock Exchange. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.
          The above summary of the EIP is qualified in its entirety by reference to the text of the EIP, a copy of which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to Employment Agreements and Senior Vice President Severance Plan
               On the Effective Date and pursuant to the Plan, the Company entered into (i) an Amendment to the Amended and Restated Employment Agreement between the Company and David C. Swanson effective as of December 31, 2008; (ii) an Amendment to the Amended and Restated Employment Agreement between the Company and Steven M. Blondy effective as of December 31, 2008 and (iii) and Amendment to the Employment Agreement between the Company and Margaret Le Beau effective as of November 8, 2002 (collectively, the “Employment Agreement Amendments”). The Employment Agreement Amendments provide that the implementation of the restructuring of the Debtors pursuant to the terms of the Plan shall not alone constitute Good Reason for purposes of the employment agreements between the Company and each of Messrs. Swanson and Blondy and Ms. Le Beau.
               On the Effective Date and pursuant to the Plan, the Company adopted an amendment (the “SVP Plan Amendment”) to the Company’s Severance Plan—Senior Vice President, effective as amended March 9, 2009 (the “SVP Plan”). The SVP Plan Amendment provides that the implementation of the restructuring of the Debtors pursuant to the terms of the Plan shall not alone constitute Good Reason as used in the SVP Plan.
               The above summary of the Employment Agreement Amendments is qualified in its entirety by reference to the text of each Employment Agreement Amendments, copies of which are included as Exhibits 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and are incorporated herein by reference.
               The above summary of the SVP Plan Amendment is qualified in its entirety by reference to the text of the SVP Plan Amendment, a copy of which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
Debt Securities
               Prepetition Notes. On the Effective Date, by operation of the Plan, all outstanding obligations under the following notes issued by RHDC, RHDI, DMW LLC and Dex Media, Inc. (“DMI”) (collectively, the “Prepetition Notes”) were cancelled and the indentures governing such obligations were cancelled, except to the extent to allow the Debtors, Reorganized Debtors or the relevant Notes Indenture Trustee, as applicable, to make distributions pursuant to the Plan on account of Noteholder Claims:
•	RHDC’s 6.875% senior notes, due 2013, issued under the Indenture, dated as of January 14, 2005, between RHDC and The Bank of New York (“BONY”), as trustee;

•	RHDC’s 6.875% Series A-1 senior discount notes, due 2013, issued under the Indenture, dated as of January 27, 2006, between RHDC and BONY, as trustee;

•	RHDC’s 6.875% Series A-2 senior discount notes, due 2013, issued under the Indenture, dated as of January 14, 2005, between R.H. Donnelley Finance Corporation III (“RHD Finance”) and BONY, as trustee;

•	RHDC’s 8.875% Series A-3 senior notes, due 2016, issued under the Indenture, dated as of January 14, 2005, between RHD Finance and BONY, as trustee;

•	RHDC’s 8.875% Series A-4 senior notes, due 2017, issued under the Indenture, dated as of October 2, 2007, between RHDC and BONY, as trustee;

•	RHDI’s 11.75% senior notes, due 2015, issued under the Indenture, dated as of June 25, 2008, among RHDI, the Guarantors named therein and BONY, as trustee;

•	DMI’s 8% senior notes, due 2013, issued under the Indenture, dated as of November 10, 2003, between DMI and Law Debenture Trust Company (“Law Debenture”), as successor to U.S. Bank National Association (“U.S. Bank”), as trustee, as supplemented;

•	DMI’s 9% senior discount notes, due 2013 (the “DMI Senior Discount Notes”), issued under the Indenture, dated as of November 10, 2003, between DMI and Law Debenture, as successor to U.S. Bank, as trustee, as supplemented;

•	DMW LLC’s 8.5% senior notes, due 2010, issued under the Indenture, dated as of August 29, 2003, among DMW LLC, Dex Media West Finance Co. (“DMW Finance”) and Wilmington Trust Company (“Wilmington”), as successor to U.S. Bank;

•	DMW LLC’s 5.875% senior notes, due 2011, issued under the Indenture, dated as of November 24, 2004, among DMW LLC, DMW Finance and Wilmington, as successor to U.S. Bank; and

•	DMW LLC’s 9.875% senior subordinated notes, due 2013, issued under the Indenture, dated as of August 29, 2003, among DMW LLC, DMW Finance and Law Debenture, as successor to U.S. Bank.
               RHDC’s, RHDI’s, DMW’s and DMI’s obligations under the Prepetition Notes were unsecured.
Equity Interests
               Upon the Effective Date, by operation of the Plan, all of RHDC’s common stock and all preferred interests or other instruments evidencing an ownership interest in RHDC prior to the Effective Date (including prior to the Petition Date), whether or not transferable, any restricted stock units, calls, rights, puts, awards, commitments, repurchase rights, unvested or unexercised options, warrants, unvested common interests, unvested preferred interests or any other agreements of any character related to the common or preferred interests of RHDC, obligating RHDC to issue, transfer, purchase, redeem, or sell any equity interests or other equity securities, any rights under any equity incentive plans, voting agreements and registration rights agreements regarding equity securities of RHDC, any claims arising from the rescission of a purchase, sale or other acquisition of any outstanding common interests or preferred interests or other equity securities (or any right, claim, or interest in and to any common interests, preferred interests or other equity securities) of RHDC, any claims for the payment of any distributions with respect to any common or preferred interests of RHDC, and any claims for damages or any other relief arising from the purchase, sale, or other acquisition of RHDC’s outstanding common interests, preferred interests or other equity securities (collectively, the “RHDC Interests”) were cancelled as of the Effective Date. Included in the RHDC Interests was RHDC’s 2005 Stock Award and Incentive Plan, which was filed as Exhibit 10.3 to RHDC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2009, and all outstanding awards and grants thereunder. Former stockholders of RHDC and holders of other RHDC Interests will receive no distributions or other consideration under the Plan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information regarding the Amended and Restated Credit Agreements and 12%/14% Senior Subordinated Notes due 2017 set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.
               Pursuant to the Plan, on the Effective Date, the Company issued an aggregate of approximately 50,000,000 shares of new common stock, par value $.001 per share (the “New Common Stock”) to holders of Prepetition Notes. The Company has reserved 5,555,556 shares of New Common Stock for issuance pursuant to the EIP in accordance with the Plan.
               Consistent with the Confirmation Order and applicable law, the Company relied on Section 1145(a)(1) of the Bankruptcy Code to exempt from the registration requirements of the Securities Act the issuance of the New Common Stock and Senior Restructuring Notes. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933 and state laws if three principal requirements are satisfied:
•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•	the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.
               The Registration Rights Agreement described under Item 1.01 of this Current Report of Form 8-K provides for the registration and resale of the shares of New Common Stock issued to Franklin pursuant to the Plan.

Item 3.03.	Material Modifications to Rights of Security Holders.
               The information regarding the cancellation of the debt securities and equity interests of RHDC set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.
               The information regarding the amendments to the Company’s Certificate of Incorporation and Bylaws set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.
               Upon the Effective Date, by operation of the Plan and as discussed under “Equity Interests” in Item 1.02 of this Current Report on Form 8-K, all of RHDC’s pre-petition common stock and other common equity interests were cancelled and, as described in Item 3.02 of this Current Report on Form 8-K, all of the Company’s issued and outstanding New Common Stock as of the Effective Date was issued to holders of Prepetition Notes in accordance with the Plan. In addition, as discussed in Item 5.02 of this Current Report on Form 8-K, the composition of the Board as of the Effective Date is substantially different than the composition of the Board immediately prior to the Effective Date.

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
Departure and Appointment of Directors
               Pursuant to the Plan, as of the Effective Date the following directors ceased to serve on the Company’s Board: Robert Kamerschen, E. Thayer Bigelow, Thomas J. Reddin, Ron Rittenmeyer, David M. Veit, Barry Lawson Williams and Edwina D. Woodbury.
               Pursuant to the Plan, as of the Effective Date the number of directors of the Company was fixed at seven, with Mark A. McEachen, Jonathan B. Bulkeley, W. Kirk Liddell, Richard L. Kuersteiner, and Eugene I. Davis becoming members of the Company’s Board. Existing directors David C. Swanson, the Company’s Chairman and Chief Executive Officer, and Alan F. Schultz remain on the Company’s Board.
               The directors were chosen in accordance with the Restructuring Support Agreement, dated as of May 28, 2009, among the Debtors and certain holders of the Prepetition Notes (the “Noteholder Support Agreement”) and the terms of the Plan. Under the terms of the Noteholder Support Agreement and the Plan, the initial board of the Company upon the Effective Date shall consist of (i) the Chief Executive Officer of the Company, Mr. Swanson, (ii) three directors selected by Franklin and (iii) three directors selected by the Ad Hoc Steering Committee of the holders of the Prepetition Notes who were signatories to the Noteholder Support Agreement.

Committees of the Board of Directors
               The standing committees of the Company’s Board consist of an Audit and Finance Committee, a Compensation and Benefits Committee, and a Corporate Governance Committee.
               The Company’s Board has appointed Eugene I. Davis (chair), Jonathan B. Bulkeley and W. Kirk Liddell as the initial members of the Audit and Finance Committee. The Board has determined that each member of the Audit and Finance Committee meets the independence requirements of The New York Stock Exchange, Inc. (the “NYSE”) and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has also determined that each member of the Audit and Finance Committee is financially literate, or has received reasonable assurances that each member will become financially literate within a reasonable period of time.
               The Company’s Board has appointed Alan F. Schultz (chair), Richard L. Kuersteiner and Mark A. McEachen as the initial members of the Compensation and Benefits Committee.
               The Company’s Board has appointed Richard L. Kuersteiner (chair), Mark A. McEachen and Alan F. Schultz as the initial members of the Corporate Governance Committee.
Compensation of Directors
               The Company will establish a director compensation program comparable to that of companies of similar size and complexity. The specific provisions of the director compensation program have not yet been finalized. The Compensation and Benefits Committee will recommend a director compensation program to the full Board, which will set the compensation based on that recommendation. The Company also expects that its directors will participate in the EIP.
Indemnification of Directors
               The Company has entered into individual indemnification agreements with each member of the Company’s Board. The indemnification agreements are intended to assure that the Company’s directors are indemnified to the maximum extent permitted under applicable law.
               Each individual indemnification agreement is in substantially the form included as Exhibit 10.9 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
               Pursuant to the Plan, on the Effective Date RHDC filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) which, among other things, changed RHDC’s corporate name to “Dex One Corporation.” Also pursuant to the Plan and on the Effective Date, the Company adopted its Sixth Amended and Restated Bylaws (the “Bylaws”). A description of the material provisions of the Certificate of Incorporation and Bylaws is contained in RHDC’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 20, 2010, which description is incorporated herein by reference.
               Copies of the Certificate of Incorporation and By-laws are included as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Dex One Corporation

3.2	Sixth Amended and Restated By-Laws of Dex One Corporation

4.1	Indenture, dated as of January 29, between R.H. Donnelley Corporation and The Bank of New York Mellon, as Trustee, with respect to the Company’s 12%/14% Senior Subordinated Notes due 2017

4.2	Form of 12%/14% Senior Subordinated Note due 2017 (attached to Exhibit 4.1 as Exhibit A)

4.2	Registration Rights Agreement, dated as of January 29, 2010, between R.H. Donnelley Corporation and Franklin Advisers, Inc. and certain of its affiliates

10.1	Third Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among R.H. Donnelley Corporation, R.H. Donnelley Inc., as borrower, the lenders parties thereto and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent

10.2	Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, by and among R.H. Donnelley Corporation, Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent

10.3	Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010, by and among R.H. Donnelley Corporation, Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent

10.4	Dex One Corporation Equity Incentive Plan

10.5	Amendment, dated as of January 29, 2010 to Amended and Restated Employment Agreement, effective as of December 31, 2008, between the Company and David C. Swanson

10.6	Amendment, dated as of January 29, 2010 to Amended and Restated Employment Agreement, effective as of December 31, 2008, between the Company and Steven M. Blondy

10.7	Amendment, dated as of January 29, 2010, to Employment Agreement, effective as of November 8, 2002, between the Company and Margaret Le Beau

10.8	Amendment, dated as of January 29, 2010, to the Company’s Severance Plan—Senior Vice President

10.9	Form of Indemnification Agreement for directors of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dex One Corporation
	By:	/s/ Mark W. Hianik
		Name:	Mark W. Hianik
Date: February 4, 2010		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Dex One Corporation

3.2	Sixth Amended and Restated By-Laws of Dex One Corporation

4.1	Indenture, dated as of January 29, between R.H. Donnelley Corporation and The Bank of New York Mellon, as Trustee, with respect to the Company’s 12%/14% Senior Subordinated Notes due 2017

4.2	Form of 12%/14% Senior Subordinated Note due 2017 (attached to Exhibit 4.1 as Exhibit A)

4.2	Registration Rights Agreement, dated as of January 29, 2010, between R.H. Donnelley Corporation and Franklin Advisers, Inc. and certain of its affiliates

10.1	Third Amended and Restated Credit Agreement, dated as of January 29, 2010, by and among R.H. Donnelley Corporation, R.H. Donnelley Inc., as borrower, the lenders parties thereto and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent

10.2	Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, by and among R.H. Donnelley Corporation, Dex Media, Inc., Dex Media West, Inc., Dex Media West LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent

10.3	Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010, by and among R.H. Donnelley Corporation, Dex Media, Inc., Dex Media East, Inc., Dex Media East LLC, as borrower, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent

10.4	Dex One Corporation Equity Incentive Plan

10.5	Amendment, dated as of January 29, 2010 to Amended and Restated Employment Agreement, effective as of December 31, 2008, between the Company and David C. Swanson

10.6	Amendment, dated as of January 29, 2010 to Amended and Restated Employment Agreement, effective as of December 31, 2008, between the Company and Steven M. Blondy

10.7	Amendment, dated as of January 29, 2010, to Employment Agreement, effective as of November 8, 2002, between the Company and Margaret Le Beau

10.8	Amendment, dated as of January 29, 2010, to the Company’s Severance Plan—Senior Vice President

10.9	Form of Indemnification Agreement for directors of the Company